UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 _____________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 3, 2014
 _____________________
Palo Alto Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4401 Great America Parkway Santa Clara, California 95054 (Address of principal executive office, including zip code)
(408) 753-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
As previously disclosed in the Form 8-K filed by Palo Alto Networks, Inc. (the “Company”) on May 28, 2014, the Company entered into a Settlement, Release and Cross-License Agreement (the “Settlement Agreement”) with Juniper Networks, Inc. (“Juniper”) on May 27, 2014, to resolve all pending disputes between Juniper and the Company. The Settlement Agreement provided for, among other things, the issuance by the Company to Juniper of 1,080,747 shares of the Company’s common stock (the “Shares”) with an approximate value of $70,000,000 and a warrant to purchase 463,177 shares of the Company’s common stock (the “Warrant”), which have an approximate value of $30,000,000, at an exercise price of $0.0001 per share. The Warrant will expire on January 3, 2015.
On June 3, 2014, in accordance with the terms of the Settlement Agreement, the Company issued the Warrant to Juniper. The Shares were issued on May 27, 2014, pursuant to the terms of the Settlement Agreement. The Warrant and the Shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. As previously disclosed, the Company has agreed to file a registration statement on Form S-3 to register the resale of the Shares as well as the shares of common stock underlying the Warrant. The Company expects to file the registration statement no later than June 10, 2014.
The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant filed as exhibit 4.1 hereto, which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description of Exhibit
4.1	Warrant to Purchase Stock by Juniper Networks, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ MARK D. MCLAUGHLIN
Mark D. McLaughlin
President, Chief Executive Officer and Director

Date: June 4, 2014

EXHIBIT LIST

Exhibit Number	Description of Exhibit
4.1	Warrant to Purchase Stock by Juniper Networks, Inc.